Exhibit 99.1

For Additional Information:

Bryan Giglia

Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 369-4236

SUNSTONE HOTEL INVESTORS PROVIDES OPERATIONS UPDATE

Reaffirms 2008 Full-Year Guidance

Announces Results of Dividend Election

Arthur Buser Named CEO and Director

SAN CLEMENTE, CA – January 14, 2009 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today provided an update on its operations through December 31, 2008. The Company does not undertake to make updates for any subsequent developments in its business.

Operations Update Through December 31, 2008:

•	December total portfolio RevPAR was $86.38, down 13.7% to prior year.
•	December comparable portfolio RevPAR was $87.13, down 13.3% to prior year.
•	Fourth quarter total portfolio RevPAR was $107.16, down 11.4% to prior year.
•	Fourth quarter comparable portfolio RevPAR was $107.91, down 10.6% to prior year.
•	2008 total portfolio RevPAR was $119.45, down 2.2% to prior year.
•	2008 comparable portfolio RevPAR was $119.18, down 2.3% to prior year.

Robert A. Alter, Chief Executive Officer and Executive Chairman, stated, “We continue to provide updates on the performance of our portfolio and developments in our business in an effort to provide better clarity during this time of economic uncertainty. While, as expected, we continued to see declines in our top-line revenues during December, our asset management team and operators have done a remarkable job of identifying and eliminating unnecessary costs, thereby helping to preserve our bottom line. Our comparable portfolio RevPAR declined 13.3% during the fourth quarter 2008, compared to the same period in 2007, and for the full year 2008, our portfolio RevPAR declined approximately 2%, compared with 2007, which was the strongest year ever for the U.S. lodging industry. With a recently renovated portfolio, a significant cash balance, and no near-term debt maturities, we believe Sunstone is well positioned for the current phase of the cycle. I am also happy to announce that our board of directors has appointed Arthur Buser as CEO and a member of our board of directors, effective January 22, 2009. Over the past six months as Sunstone’s President, Art has done an exceptional job navigating the Company through a difficult operating environment and positioning the Company to take advantage of future opportunities. I am confident that Sunstone is in very good hands. I look forward to working with Art and the senior management team in my continued role as Executive Chairman.”

CEO Transition

Today the board of directors announced that Arthur L. Buser has been appointed Chief Executive Officer and a director, effective January 22, 2009. Robert A. Alter, Chief Executive Officer and Executive Chairman, will remain as Executive Chairman.

Full-Year 2008 Outlook

The Company reaffirms its prior full-year 2008 guidance presented on November 5, 2008. Achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company’s guidance does not take into account any additional hotel acquisitions, dispositions, securities repurchases or financings during 2008. The Company’s guidance does not take into account any charges associated with staff restructurings at the property level or at the corporate office, which are expected to result in severance charges.

For the full year 2008, the Company expects total portfolio RevPAR to range from a decrease of approximately 1.0% to a decrease of approximately 4.0% compared to the full year 2007. Additionally, for the full year 2008:

•	Income available to common stockholders is expected to be approximately $60.6 million to $70.6 million;
•	Adjusted EBITDA is expected to be approximately $275.0 million to $285.0 million;
•	Adjusted FFO available to common stockholders is expected to be approximately $149.5 million to $159.5 million; and
•	Adjusted FFO available to common stockholders per diluted share is expected to be approximately $2.58 to $2.75.

Disclosure regarding the non-GAAP financial measures in this release is included on page 5. Disclosure regarding the Comparable Portfolio is included on page 6 of this release. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on page 7 of this release.

Arthur Buser, President, stated, “With our full-year RevPAR slightly above the midpoint of our guidance, we remain comfortable with prior full-year guidance and will provide a comprehensive review of the quarter and full year during our year-end call in February. In this challenging operating environment, we are committed to continuing to work closely with our managers to improve our operating efficiencies.”

Fourth Quarter Dividend Elections

The fourth quarter dividend will be paid on January 15, 2009 to stockholders of record at the close of business on December 19, 2008. Based on stockholder elections, the dividend will consist of approximately $7.3 million in cash and approximately 5.0 million shares of the Company’s common stock. The number of shares included in the distribution was calculated based on the $5.74 average closing price per share of the Company’s common stock on the New York Stock Exchange on January 8 and 9, 2009. Summarized results of the dividend elections are as follows:

Those stockholders who elected to receive cash will receive for each share of common stock (i) $0.204 per share in cash and (ii) $0.546 per share in common stock (or 0.09512 of a share per share of common stock held as of the record date), with any fractional shares paid in cash. Those stockholders who did not make any election will receive $0.75 per share in common stock (or 0.13066 of a share per share of common stock held as of the record date), with any fractional shares paid in cash.

Sunstone generally expects the dividend to be treated for federal income tax purposes as a taxable distribution with respect to its stock without regard to whether a particular stockholder receives the dividend in the form of cash or shares. The value of the shares of stock received by stockholders electing to receive stock will be considered equal to the amount of the cash that could have been received instead. It therefore allows the Company to satisfy its real estate investment trust distribution requirement while preserving cash for general corporate purposes.

Registered stockholders with questions regarding the dividend may call American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, at (718) 921-8283 or toll free at (800) 278-4353. If your shares are held through a bank, broker or nominee, and you have questions regarding the dividend, please contact such bank, broker or nominee.

Although not required by accounting principles generally accepted in the United States (GAAP), we have elected to report in our future press releases per share data on a pro-forma basis, for current and prior periods, in order to reflect the issuance of the shares in connection with this dividend as if such shares had been issued at the beginning of the earliest period presented. The issuance of shares of Sunstone’s common stock pursuant to this dividend will result in an effective increase of approximately 10.4% in the number of common shares outstanding as of the record date of December 19, 2008.

This announcement does not constitute an offer of any securities for sale.

Operations Update Call

The Company will host a conference call to discuss its operations update on January 14, 2009, at 2 p.m. PST. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-800-218-0713 (for domestic callers) or 303-262-2130 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, has interests in 44 hotels comprised of 15,029 rooms primarily in the upper-upscale segment operated under nationally recognized brands, such as Marriott, Hilton, Hyatt, Fairmont and Starwood. For further information, please visit the Company’s website at www.sunstonehotels.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the current U.S. recession which may be prolonged; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of January 14, 2009, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; and (4) Adjusted FFO (as defined below).

EBITDA represents income available to common stockholders excluding: (1) preferred stock dividends; (2) amortization of deferred stock compensation; (3) interest expense (including prepayment penalties, if any); (4) provision for income taxes, including income taxes applicable to sale of assets; and (5) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) the impact of any gain or loss from asset sales; (2) impairment charges; and (3) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. A reconciliation of income available to common stockholders to EBITDA and Adjusted EBITDA is set forth on page 7. We believe hotel operating income and hotel operating profit margin are also useful to investors in evaluating our property-level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in December 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of income available to common stockholders to FFO and Adjusted FFO is set forth on page 7.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO and Adjusted FFO may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO should not be considered as an alternative measure of our net income, operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO and, Adjusted FFO can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Comparable Portfolio Information

The Company’s definition of “Comparable Portfolio” includes those hotels owned as of the reporting date which have not experienced material and prolonged business interruption due to renovations, re-branding or property damage during either the calendar year presented or the preceding calendar year. For the fourth quarter and full year 2008, the Comparable Portfolio is expected to exclude the Renaissance Orlando and the Renaissance Baltimore. We refer to these excluded hotels as “Non-comparable” hotels. Management believes the definition of Comparable Portfolio results in a more accurate presentation of the trends in RevPAR of the Company’s stabilized portfolio of hotels.

***Tables to Follow***

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available to Common Stockholders to Non-GAAP Financial Measures

Guidance for the Full Year 2008

(Unaudited and in thousands except per share amounts)

Reconciliation of Income Available to Common Stockholders to EBITDA and Adjusted EBITDA

	Full Year December 31, 2008
	Low End of Range	High End of Range
Income available to common stockholders	$60,600	$70,600
Series A preferred stock dividends	14,100	14,100
Series C preferred stock dividends	6,700	6,700
Undistributed income allocated to Series C preferred stock	600	600
Amortization of deferred stock compensation	4,600	4,600
Continuing operations:
Depreciation and amortization	116,800	116,800
Interest expense	96,600	96,600
Amortization of deferred financing fees	1,700	1,700
Unconsolidated joint venture:
Depreciation and amortization	5,100	5,100
Interest expense	6,000	6,000
Amortization of deferred financing fees	1,500	1,500
Amortization of deferred stock compensation	100	100
Discontinued operations:
Depreciation and amortization	2,600	2,600

EBITDA	317,000	327,000

Gain on sale of assets	(42,000)	(42,000)

Adjusted EBITDA	$275,000	$285,000

Reconciliation of Income Available to Common Stockholders to FFO and Adjusted FFO

Income available to common stockholders	$60,600	$70,600
Series C preferred stock dividends	6,700	6,700
Undistributed income allocated to Series C preferred stock	600	600
Continuing operations:
Real estate depreciation and amortization	115,900	115,900
Unconsolidated joint venture:
Real estate depreciation and amortization	5,100	5,100
Discontinued operations:
Depreciation and amortization	2,600	2,600

FFO available to common stockholders	191,500	201,500

Gain on sale of assets	(42,000)	(42,000)

Adjusted FFO available to common stockholders	$149,500	$159,500

Adjusted FFO available to common stockholders per diluted share	$2.58	$2.75

Diluted weighted average shares outstanding (1)	57,900	57,900

(1)	Diluted weighted average shares outstanding includes the Series C Convertible Preferred Stock on an as-converted basis.

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